 Exhibit 99.1

For Immediate Release

BIOTECHNOLOGY LEADER AND SURGEON DR. MATTHEW KLEIN JOINS CLEARPOINT NEURO BOARD OF DIRECTORS

IRVINE, CA, April 17, 2020 – ClearPoint Neuro, Inc. (Nasdaq: CLPT) is pleased to announce that Matthew B. Klein, MD, MS, FACS, has been appointed to ClearPoint Neuro’s Board of Directors effective immediately. Dr. Klein, Chief Development Officer of PTC Therapeutics, Inc. (“PTC”), is a veteran biotechnology company executive with extensive experience in drug discovery and development, and a board-certified surgeon. He succeeds Marcio Souza, who joined ClearPoint Neuro’s Board as PTC’s representative in connection with PTC’s May 2019 equity investment in ClearPoint Neuro. Mr. Souza, who resigned from his position as PTC’s Chief Operating Officer, as was announced by PTC on March 16, 2020, will remain on ClearPoint Neuro’s Board as an independent member.

Prior to joining PTC, Dr. Klein served in several executive positions with BioElectron Technology Corporation (“BioElectron”), most recently as BioElectron’s Chief Executive Officer and a Director prior to its acquisition by PTC in 2019. Dr. Klein has a BA from the University of Pennsylvania, an MD from Yale University School of Medicine and an MS in epidemiology from the University of Washington School of Public Health.

“We are thrilled by the addition of Matt to our board and the contributions he will make to our company and culture,” commented Joe Burnett, President and CEO. “As a patient-centric company, adding an established physician, scientist and leader to our board will improve our ability to evaluate new technologies and partnerships.”

“I am very excited to be joining ClearPoint Neuro’s Board and look forward to bringing my experience as a drug developer and a surgeon to help the company continue its growth and to fulfill its incredibly important mission,” said Dr. Klein.

About ClearPoint Neuro

ClearPoint Neuro’s mission is to improve and restore quality of life to patients and their families by enabling therapies for the most complex neurological disorders with pinpoint accuracy. Applications of the Company’s current product portfolio include deep-brain stimulation, laser ablation, biopsy, neuro-aspiration, and delivery of drugs, biologics and gene therapy to the brain. The ClearPoint® Neuro Navigation System has FDA clearance, is CE-marked, and is installed in 60 active clinical sites in the United States. The Company’s SmartFlow® cannula is being used in partnership or evaluation with more than 20 individual biologics and drug delivery companies in various stages from preclinical research to late stage regulatory trials. To date, more than 3,500 cases have been performed and supported by the Company’s field-based clinical specialist team which offers support and services for our partners. For more information, please visit www.clearpointneuro.com.

Forward-Looking Statements

Statements herein concerning the Company’s plans, growth and strategies may include forward-looking statements within the context of the federal securities laws. Statements regarding the Company's future events, developments and future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Uncertainties and risks may cause the Company's actual results to differ materially from those expressed in or implied by forward-looking statements. Particular uncertainties and risks include those relating to: future revenues from sales of the Company’s ClearPoint Neuro Navigation System products; the Company’s ability to market, commercialize and achieve broader market acceptance for the Company’s ClearPoint Neuro Navigation System products; and estimates regarding the sufficiency of the Company’s cash resources. More detailed information on these and additional factors that could affect the Company’s actual results are described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which has been filed with the Securities and Exchange Commission.

Contact:
Harold A. Hurwitz, Chief Financial Officer

(949) 900-6833

hhurwitz@clearpointneuro.com

Jacqueline Keller

Vice President, Marketing

(949) 900-6833

jkeller@clearpointneuro.com